                                                                  Exhibit 10.6.1


                     AMENDED AND RESTATED SUBLEASE AGREEMENT

    (Office Space at 13112 Evening Creek Drive South, San Diego, California)

           THIS SUBLEASE AGREEMENT (this "Sublease") is made as of September 1, 2000, by and between Smiths Industries Aerospace & Defense Systems, Inc., a Delaware corporation ("Sublandlord"), and American Technology Corporation, a Delaware corporation ("Subtenant").

           IN CONSIDERATION OF the mutual covenants, conditions and demise herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged by each of Sublandlord and Subtenant, the parties hereto (together, the "Parties" and each, sometimes, a "Party") do hereby agree and act as follows:

     1. Definitions.

           1.1 "Base Rent" means the following amounts payable to Sublandlord by Subtenant, in accordance with Section 4 of this Sublease:

------------------------------------------------------------------------------------------------------------
          Time Period               Annual Rate Per          Annual Base Rent              Monthly Base Rent
                                     Square Foot of
                                 Premises Rentable Area
------------------------------------------------------------------------------------------------------------
From September 1, 2000 to July           $14.64                 $177,246.48                   $14,770.54
31, 2001
------------------------------------------------------------------------------------------------------------
From August 1, 2001 to July              $15.24                 $184,510.68                   $15,375.89
31, 2002
------------------------------------------------------------------------------------------------------------
From August 1, 2002 to                   $15.85                 $191,895.96                   $15,991.33
July 31, 2003
------------------------------------------------------------------------------------------------------------

           1.2 "Base Year" means a twelve-month period ending July 31, 2000.

           1.3 "Common Areas" means all those areas and facilities of the Master Premises designated by Sublandlord for the common use and enjoyment of Sublandlord, subtenants and their respective employees and invitees, including lobbies, corridors, sidewalks, access driveways, and other public areas and facilities within the Master Premises.

           1.4 "Default" means (A) any Event of Default under the Master Lease, other than with respect to a Sublandlord Retained Obligation, (B) any failure by Subtenant to pay Base Rent when due hereunder which is not cured within 3 business days after Sublandlord gives Subtenant written notice thereof, (C) any assignment, subletting or other transfer by Subtenant of this Sublease or its interest in the Premises, except as expressly permitted hereunder, (D) any holding over after the expiration or earlier termination of this Lease without Sublandlord's prior written consent or any failure to surrender the Premises in the condition required under Section 5.3 of the Master Lease, or (E) any failure
                             -----------
by Subtenant to perform any of its covenants under this Sublease, unless such failure is cured, at the earliest, (i) before maturing into an Event of Default under the Master Lease or (ii) within 10 days after Sublandlord or Landlord gives Subtenant written notice of such failure, if reasonably susceptible to cure within 10 days (and, if not reasonably susceptible to cure within 10 days, as soon as reasonably diligent efforts allow, so long as Subtenant commences such efforts within 10 days after receiving such notice).

           1.5 "Expense Year" means each twelve month period beginning on August 1, in which any portion of the Term falls beginning August, 2000, through and including the period in which the Term expires.

           1.6 "Incorporated Provisions of the Master Lease" means the sections and subsections of the Master Lease which are specified in the Schedule of Incorporated Provisions attached hereto as Schedule 2, as may be limited or
                                           ----------
otherwise modified by such Schedule.

           1.7 "Landlord" means Bedford Property Investors, Inc., a Maryland corporation, and any successor Landlord under the Master Lease.

           1.8 "Master Lease" means that certain Lease, dated as of August 14, 1996, between Landlord and Sublandlord, as "Tenant," for the Master Premises, a copy of which is attached hereto as Exhibit A.
                                    ---------

           1.9 "Master Premises" means the land more particularly described in the Master Lease attached hereto as Exhibit A, and all rights, easements, and
                                    ---------
appurtenances thereunto belonging or pertaining, together with the improvements thereon (the "Building") containing approximately 109,780 square feet of space, and fixtures, furnishings and equipment located at 13112 Evening Creek Drive, South, San Diego, California 92128.

           1.10 "Operating Expenses" means those expenses, costs and amounts of every kind that Sublandlord pays or incurs during any Expense Year because of or in connection with the ownership, operation, management, maintenance, repair, replacement, or restoration of the Master Premises, including, without limitation, all costs incurred by Sublandlord for (a) heat, light, power, air conditioning and ventilation, and other utilities, and (b) real estate taxes, and (c) insurance costs.

           1.11 "Premises" means that portion of the Master Premises that is described or delineated on Exhibit B attached hereto which contains
                           ---------
approximately 12,974 rentable square feet.

           1.12 "Sublandlord Improvements" means those improvements that Sublandlord shall make, at its sole cost and expense, to the Premises prior to the Commencement Date, as described on Exhibit C attached hereto.
                                       ---------

           1.13 "Sublandlord Retained Obligations" means (A) those obligations and liabilities of Tenant under the Master Lease which are specified in the Schedule of Sublandlord Retained Obligations attached hereto as Schedule 1 and
                                                                ----------
(B), whether or not specified on Schedule 1, all of Tenant's obligations and
                                 ----------
liabilities under the Master Lease which (i) arise or accrue during, or otherwise pertain to, periods of the term of the Master Lease that do not fall within the Term or portions of the Master Premises that do not lie within the Premises, or (ii) result from an action on the part of Sublandlord or any of its employees, contractors or other agents (unless such action is performed at the direction or request of Subtenant).

           1.14 "Sublease Commencement Date" means September 1, 2000.

           1.15 "Subtenant Alterations" means those alterations, improvements and installations (including, without limitation, the Subtenant Improvements defined below) that Subtenant makes to the Premises, other than trade fixtures and the installation of equipment or personal property that can be removed from the Premises without material damage thereto.

           1.16 "Subtenant Assumed Obligations" means all obligations and liabilities of Tenant under the Master Lease except for Sublandlord Retained Obligations.

           1.17 "Subtenant Improvements" means those improvements that Subtenant shall make, at its sole cost and expense, to the Premises prior to the Commencement Date, as described on Exhibit D attached hereto.
                                   ---------

           1.18 "Subtenant's Proportionate Share" shall be 11.0%.

           1.19 "Term" means term of this Sublease, beginning on the Sublease Commencement Date and ending on July 31, 2003, unless sooner terminated in accordance with the express provisions of this Sublease.

Each of the foregoing terms, and every other term defined in this Sublease, shall have its defined meaning wherever capitalized herein (including, in any Exhibit or Schedule hereto). Terms which are not otherwise defined herein, but are defined in the Master Lease, shall have the meaning assigned to them there wherever capitalized in this Sublease. As used in this Sublease, the terms "herein," "hereof" and "hereunder" refer to this Sublease in its entirety and are not limited to any specific sections; and the term "person" means any natural person, other legal entity, or combination of natural persons and/or other legal entities acting as a unit. Wherever appropriate in this Sublease, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain genders shall be deemed to comprehend either or both of the other genders.

     2. Demising Clause. Effective as of the Sublease Commencement Date, Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby accepts and subleases from Sublandlord, the Premises, for the Term, at the rents and upon all of the other terms and conditions set forth herein. The sublease of the Premises to Subtenant shall include (a) the non-exclusive right to use the Common Areas, and (b) the exclusive right to use the modular furniture (including desks, chairs, cabinets, cubicles) currently located in the Premises. Subtenant's use of the Common Areas shall be subject to reasonable rules and regulations of Sublandlord and with respect to parking areas shall be further subject to the provisions of Section 7 below.
                             ---------

     3. Condition of Premises; Improvements.

           3.1 Sublandlord shall deliver the Premises to Subtenant on the Sublease Commencement Date with the Sublandlord Improvements, clean and free of debris but otherwise in its existing condition, AS-IS, WHERE-IS and with all faults and defects. Subtenant hereby acknowledges that Sublandlord has not made, will not make and shall not be deemed to make any warranties or representations concerning the condition of the Premises or their suitability for Subtenant's contemplated use or any undertakings to improve the Premises (except for the Sublandlord Improvements) or repair the Premises (except as expressly provided herein), and that the foregoing disclaimer of warranties and representations and Subtenant's agreement to accept the Premises in their existing condition are a material consideration to Sublandlord for this Sublease.

           3.2 Subtenant shall be responsible for the Subtenant Improvements and any other Subtenant Alterations or installations to the Premises that Subtenant desires. Subtenant shall obtain Sublandlord's and Landlord's prior approval of the Subtenant Improvements and all other Subtenant Alterations, including submitting detailed plans and specifications for all such work for Sublandlord's approval, and shall make the same in accordance with the provisions of the Master Lease, this Sublease and with such approved plans and specifications.

           3.3 Upon the expiration or earlier termination of this Sublease, Subtenant shall return the Premises to Sublandlord in the same condition as the Premises were delivered by Sublandlord to Subtenant, reasonable wear and tear excepted. Without limiting the generality of the foregoing:

           (a) Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all of Subtenant's trade fixtures, equipment and personal property installed or affixed by Subtenant and repair all damage to the Premises caused by such removal.

           (b) By delivery of written notice by Sublandlord to Subtenant no later than 30 days prior to the expiration of this Sublease (or upon earlier termination of this Sublease) Sublandlord may elect (i) to retain any of the Subtenant Alterations made to the Premises by Subtenant, (ii) to require Subtenant to remove the Subtenant Alterations (or that part of such Subtenant Alterations identified by Sublandlord to Subtenant in said notice), or (iii) require Subtenant to pay Sublandlord an amount equal to the estimated cost for Sublandlord to remove the Subtenant Alterations (or that part of such Subtenant Alterations identified by Sublandlord to Subtenant in said notice), as estimated by Sublandlord in Sublandlord's reasonable determination (but in no event shall the estimated cost of removal of the Subtenant Improvements exceed the cost originally paid by Subtenant for the Subtenant Improvements, as referenced in Exhibit D).

           3.4 Except for the Sublandlord Improvements, Sublandlord shall have no obligation to incur, pay or bear any cost or expense for such alterations and improvements and Subtenant shall hold Sublandlord harmless therefrom.

     4. Rent. As rent for the Premises ("Rent"), Subtenant shall pay the following:

           4.1 Subtenant shall pay to Sublandlord for each calendar month falling wholly or partially within the Term (prorated with respect to any partial month) the monthly Base Rent. Each installment of the monthly Base Rent shall be due and payable in advance, by the first day of each calendar month beginning within the Term (and, in a prorated amount, by the Sublease Commencement Date for any partial month at the beginning of the Term), except that the monthly Base Rent for the first full calendar month of the Term (September 2000) shall be due and payable upon Subtenant's execution and delivery of this Sublease.

           4.2 Subtenant shall pay to Sublandlord, Subtenant's Proportionate Share of the Operating Expenses incurred for the Master Premises during any Expense Year in excess of those incurred for the Master Premises during the Base Year. If Subtenant uses water, electricity, heat or air-conditioning in the Premises in excess of that which is customary for office space or after normal Monday through Friday business hours, Subtenant shall pay to Sublandlord, within thirty (30) days after billing, Sublandlord's actual cost of providing such excess service, without profit or overhead. In addition Landlord reserves the right, at Subtenant's sole cost and expense, to install devices to separately meter Subtenant's use of one or more utilities.

           4.3 Subtenant shall be responsible for any interest or late charge incurred because of its failure to make timely payment of any Base Rent or Operating Expenses.

     5. Option to Extend Term Sublandlord hereby grants Subtenant three
(3) options (each, an "Extension Option") to extend the Term for a period of one
(1) year (each, an "Option Term"), subject to the conditions described in this
Section 5. Subtenant shall have no other right to extend the Term beyond the Option Term. Each Extension Option is subject to the following conditions:

           5.1 The Extension Option may be exercised only by written notice delivered by Subtenant to Sublandlord of the exercise of the Extension Option no earlier than 6 months, but no later than 5 months prior to the expiration of the then current Term or Option Term (as applicable);

           5.2 Subtenant is not in default under this Sublease at the time of exercise or any time thereafter until the beginning of any such Option Term;

           5.3 The exercise of any Extension Option by Subtenant shall be irrevocable and shall cover the entire Premises subleased by Subtenant pursuant to this Sublease;

           5.4 A later Extension Option cannot be exercised unless the prior Extension Option has been validly exercised;

           5.5 The Annual Base Rent for any Option Term shall be increased by 4% over the Annual Base Rent that was paid by Subtenant immediately prior to the commencement of any such Option Term; and

           5.6 The rights contained in this Section 5, shall be personal to the originally name Subtenant and may be exercised only the originally named Subtenant (and not any assignee, sublessee, or other transferee of Subtenant's interest in this Lease).

           5.7 If Subtenant exercises the Extension Option under this Section 5, the Term shall be extended for the Option Term.

     6. Right of First Offer Sublandlord hereby grants to Subtenant a right of first offer ("Right of First Offer") with respect to the e.Digital Corporation Lab area, consisting of approximately 3,000 square feet, located adjacent to the Premises as depicted on Exhibit "B" ("Expansion Space"). Subtenant's Right of First Offer shall be on the terms and conditions set forth in this Section 6. The First Offer Right shall begin only after the expiration or earlier termination of the Sublease Agreement between Sublandlord and e.Digital Corporation, a Delaware corporation, including any renewal or extension of such sublease (whether or not such renewal or extension is under an express written provision in such sublease or consummated under a sublease amendment or new sublease). At any time during the term of this Sublease, if Sublandlord determines that any Expansion Space will become available for lease to third parties, Sublandlord shall provide Subtenant with written notice ("First Offer Notice"). The First Offer Notice shall (a) describe the Expansion Space that will become available for lease; and (b) state all the material terms under which Sublandlord intends to offer such space to other prospective subtenants. Subtenant shall have five (5) business days from and after the receipt of the First Offer Notice from Sublandlord, in which to elect to lease the Expansion Space at the rental rate and on the terms and conditions contained in the First Offer Notice. If Subtenant does not elect to lease the Expansion Space, then Subtenant's Right of First Offer shall terminate and Sublandlord shall be free to lease the Expansion Space to anyone on any terms at any time during the Term, without any obligation to provide Subtenant with a further right to lease that space. Subtenant's election to lease the Expansion Space described in the First Offer Notice, shall be subject to the following conditions:

           6.1 The First Offer Right may be exercised only by written notice delivered by Subtenant to Sublandlord within the five business day period following receipt by Subtenant of the First Offer Notice;

           6.2 Subtenant is not in default under this Sublease at the time of exercise or as of the date of the scheduled date of delivery of the specific Expansion Space;

           6.3 The exercise of the First Offer Right by Subtenant shall be irrevocable and shall cover the entire Expansion Space described in the First Offer Notice; and

           6.4 The rights contained in this Section 6, shall be personal to the originally name Subtenant and may be exercised only by the originally named Subtenant (and not any assignee, sublessee, or other transferee of Subtenant's interest in this Lease).

If Subtenant properly exercises the First Offer Right under this Section 6, Sublandlord shall deliver the specific Expansion Space to Subtenant on the date set forth in the First Offer Notice ("Delivery Date") in its AS-IS condition, the specific Expansion Space shall become part of the Premises, and the Base Rent and Subtenant's Proportionate Share shall be adjusted (in accordance with the First Offer Notice) and shall commence on the Delivery Date. Subtenant's lease of the specific Expansion Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this Section 6.

     7. Onsite Parking. Subtenant shall have the right to use 40 unreserved parking stalls located in the open parking lot within the Master Premises, except that if the Premises are reduced during the Term, the amount of parking stalls shall also be reduced to the whole number which comes closest to that number bearing the same relation as the number of rentable square feet in the reduced Premises bears to the number of rentable square feet in the Premises. Subtenant's right to use the parking stalls shall be conditioned upon Subtenant's abiding by all rules and regulations prescribed from time to time for the orderly operation and use of the parking lot. Subtenant shall use all reasonable efforts to ensure that Subtenant's employees and visitors also comply with such rules and regulations.

     8. Security Deposit. As security for Subtenant's performance of its obligations hereunder, Subtenant shall provide the following security listed in
Section 8.1 below ("Security Deposit"):

           8.1 Subtenant has already deposited, in cash, with Sublandlord the sum of $7,631.24. Subtenant shall deposit additional funds with Sublandlord prior to the Commencement Date in the amount of $8,197.04, for a total cash deposit in the amount of $15,828.28.

           8.2. Upon any Default by Subtenant, Sublandlord may (but shall not be obligated to) debit the Security Deposit for the payment of all or any portion of such delinquent Rent or to compensate Sublandlord for any loss or damage suffered by reason of such Default. Within ten business days after demand by Sublandlord, Subtenant shall pay to Sublandlord any amount of the Security Deposit so debited, thus restoring the Security Deposit to its original amount. To the greatest extent permitted, Subtenant waives any applicable law (such as Section 1950.7 of the California Civil Code) that would impose restrictions, limitations or conditions on Sublandlord's rights to hold and apply the Security Deposit which are inconsistent with this Section 8

     9. Use. Subtenant may use the Premises for general office, laboratory and light manufacturing uses only. In its use of the Premises, Subtenant shall comply with all applicable laws and (except for Sublandlord Retained Obligations) applicable provisions of the Master Lease, including rules and regulations now or hereafter adopted by Landlord thereunder and disclosed to Subtenant.

     10. Services.

         10.1 Sublandlord shall provide the following utilities and services, which are included in the payment of Base Rent:

              (a) Hot and cold water to the wet stacks of the Building.

              (b) Cleaning services as specified in Exhibit E, Monday through
                                                    ---------
Friday of each week, except on the holidays listed in subparagraph (iii) below.

              (c) Heat and air-conditioning to the Premises in season, Monday through Friday from 8:00 a.m. to 5:00 p.m., except for the following holidays:
New Year's Day, Presidents' Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and the Friday immediately following Thanksgiving Day, and Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act. Sublandlord may agree to provide heat and air-conditioning at times in addition to those specified in the preceding sentence, provided Subtenant gives Sublandlord prior reasonable written notice requesting such after-hours service.

                      (d) A card-entry or other controlled-access system to the Premises.

                      (e) Electricity and electrical facilities to furnish commercially reasonable amounts of electricity for equipment and machinery of Subtenant.

                      10.2 In the event any public utility supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Sublandlord, Sublandlord or Subtenant must reduce, or maintain at a certain level, the consumption of electricity for the Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operation of the Premises or Building, Sublandlord and Subtenant shall each adhere to and abide by said laws, regulations or executive orders without any reduction in Rent.

                      10.3 Subandlord's inability to furnish, to any extent or for any reason, these defined services, or any interruption or cessation thereof, shall not render Sublandlord liable for damages to Subtentant, nor be construed as an eviction of Subtenant, nor work as an abatement of any portion of rent, nor relieve Subtenant from fulfillment of any covenant or agreement hereto.

           11. Master Lease. This Lease is subject and subordinate to the Master Lease. To the extent applicable to the Premises and the Term, and not directly contradicted by this Sublease, each of the Incorporated Provisions of the Master Lease are incorporated herein, and made an integral part hereof, subject to the following:

                      11.1 Unless the context plainly otherwise requires, the terms "Landlord," "Premises," "Tenant," "Term," and "Event of Default" therein shall refer herein to "Sublandlord," "Premises," (as defined herein), "Subtenant," "Term" (as defined herein) and "Default," respectively.

                      11.2 With respect to obligations of Landlord (including, without limitation, obligations to maintain, repair, replace and restore the Building or the Premises) which are not within Sublandlord's control, Sublandlord's obligation shall be limited to using commercially reasonable efforts in enforcing its rights under the Master Lease to cause Landlord to perform (or to compensate Sublandlord, who in turn shall from amounts so recovered compensate Subtenant, for Landlord's failure to perform).

                      11.3 Where Landlord's consent is required, Sublandlord's obligations shall be (A) to give or withhold its own consent, which it shall not unreasonably withhold or delay, and (B) unless reasonably denying its own consent, request Landlord's timely consent.

                      11.4 Where Subtenant has a right whose exercise requires that a request, demand or other notice be made to Landlord, Sublandlord shall be obligated upon Subtenant's request to make such communication to Landlord (but Subtenant shall bear and pay any expenses otherwise incurred by Sublandlord in the exercise of such right).

                  11.5. Sublandlord shall provide Subtenant with a copy of any notice pertaining to Subtenant's occupancy or use of the Premises that Sublandlord receives from Landlord.

                  11.6 Any amount which may be payable by Tenant under an Incorporated Provision shall be payable by Subtenant to Sublandlord, for payment by Sublandlord to Landlord, unless Sublandlord or Landlord directs that payment be made directly to Landlord.

                  11.7 Sublandlord shall not agree to any amendment or other modification of the Master Lease which would materially impair Subtenant's occupancy and use of the Premises without Subtenant's prior written consent, which shall not be unreasonably withheld.

Subtenant shall fully, faithfully and seasonably perform each of Subtenant's Assumed Obligations (including, without limitation, payment of rents, to the extent required by Section 3 of the Master Lease), for the benefit of both Sublandlord and Landlord; and the fact that the Incorporated Provisions do not contain the provision of the Master Lease which contains a particular Subtenant Assumed Obligation shall not be construed as negating Subtenant's obligation to perform the same. Subtenant shall hold harmless, indemnify and defend Sublandlord from and against any claim by or liability to Landlord, and related expenses (including attorneys' fees actually and reasonably incurred), based on breach of any of Subtenant's Assumed Obligations. Sublandlord shall maintain the Master Lease in effect until the commencement of and throughout the Term (except for any termination thereof through no fault or act of Sublandlord).

         12. Assignment. Subtenant shall not sublease the Premises or any part thereof or assign or encumber any of its interest under this Sublease without Sublandlord's prior written consent, which Sublandlord may withhold in its sole and absolute discretion. No assignment or sublease shall release Subtenant from its obligations and liabilities hereunder.

         13. Notices. Any notice, consent, demand or other communication to be delivered to a Party hereunder shall be deemed delivered and received when made in writing and transmitted to the applicable Party either by receipted courier service, or by the United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, or by electronic facsimile transmission ("Fax"), at the address or addresses indicated for such Party below (and/or to such other address as such Party may from time to time by written notice designate to the other):

         If to Sublandlord:                 Smiths Industries Aerospace
         -----------------
                                            & Defense Systems, Inc.
                                            13112 Evening Creek Dr., South
                                            San Diego, CA 92128
                                            Attention:  Mr. Barry Golko
                                            FAX:  (858) 679-6100

         with a copy to:                    Morgan, Lewis & Bockius, LLP
         --------------
                                            300 S. Grand Ave., 22nd Floor

                                            Los Angeles, CA 90071
                                            Attention: Mary L. Dickson, Esq.
                                            FAX: 213-612-2554

         If to Subtenant:                   American Technology Corporation
         ---------------
                                            13112 Evening Creek Dr., South
                                            San Diego, CA 92128
                                            Attention: Con Bronson
                                            FAX: 858-679-0545

and shall be deemed delivered and received (A) upon actual or attempted delivery (as evidenced by postal or courier receipt), or completion of fax transmission (as evidenced by fax machine-generated transmission confirmation report), if such delivery is made or such fax transmission completed before 5:00pm recipient's local time on a business day, or such delivery is attempted on a business day between the hours of 9:00am and 5:00pm recipient's local time, and
(B), otherwise, on the business day following the day on which such delivery is made or such fax transmission is completed.

         14. No Third Party Beneficiaries. Except for Landlord, nothing in this Sublease is intended or shall be construed to confer any rights or remedies on any person other than the Parties and their respective successors and assigns, or to relieve, discharge or alter the obligations of any third person to either Party or to give any third person any right of subrogation or action over against any Party.

         15. No Brokers. Each Party hereby warrants and represents that it has not employed, used or otherwise promised any compensation to any broker, finder or similar intermediary in connection with the transaction contemplated by this Sublease. Each Party shall hold harmless, indemnify and defend the other from and against any claim by or liability to any such person for a commission, fee or other compensation by reason of such transactions, and related expenses (including attorneys' fees actually and reasonably incurred), where such claim or liability is based on an action by the indemnifying Party which constitutes a breach on its part of the foregoing warranty and representation.

         16. Consent to Sublease by Landlord. This Sublease shall be contingent upon and shall not become operative unless and until the Landlord has given its consent hereto. Sublandlord shall not be responsible for the failure of Landlord to consent to this Sublease or the failure or refusal of Landlord to grant any consent of Landlord required by this Sublease or the Master Lease. Should the Landlord not grant its consent to this Sublease within thirty (30) days from the date hereof, Sublandlord and Subtenant shall be released from all obligations with respect hereto and neither shall have any further rights at law or in equity with respect to this Sublease. The Parties hereby acknowledge that Landlord's consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any contractual liability or duty on the part of Landlord and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublandlord with respect to the Master Premises.

         17. Termination of Existing Sublease; Integration and Binding Effect. Upon execution of this Sublease, the Parties agree that the certain Sublease Agreement dated July 11,

1997, as amended by that certain First Amendment to Sublease Agreement dated November 1, 1999, shall terminate and this Sublease shall constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings and representations of the Parties with respect to the subject matter hereof. This Sublease may not be modified, amended, supplemented or otherwise changed, except by a writing executed by all Parties. Except as otherwise expressly provided herein, this Sublease shall bind and inure to the benefit of the Parties and their respective successors and assigns.

     18. Computation of Time. Any time period specified in this Sublease which would otherwise end on a non-business day shall automatically be extended to the immediately following business day.

     19. Captions. Article and section headings used herein are for convenience of reference only and shall not affect the construction of any provision of this Sublease.

     20. Further Assurances. Each Party shall each execute and deliver such additional instruments or other documents as the other Party may reasonably request to accomplish the purposes and intent of this Sublease; provided, however, that nothing in this Section shall be deemed to enlarge the obligations of the Parties hereunder or to require any Party to incur any material expense or liability not otherwise required of it hereunder.

     21. Enforcement Costs. Should either Party institute any action or proceeding to enforce any provision of this Sublease or for damages by reason of an alleged breach of any provision hereof, the prevailing Party shall be entitled to recover from the Party not prevailing all costs and expenses (including reasonable attorneys' fees) incurred by such prevailing Party in connection with such action or proceeding. A Party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys' fees) incurred in the enforcement of any judgement or settlement obtained in such action or proceeding (and in any such judgement provision shall be made for the recovery of such post-judgement costs and expenses).

     22. Governing Law. This Sublease shall be deemed to be an agreement made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with such laws.

     23. Counterparts. This Sublease, and any amendment hereto, may be executed in any number of counterparts and by each Party on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     24. Signers' Warranty. Each individual executing and delivering this Sublease on behalf of a corporate Party hereby warrants and represents to the other Parties that he or she has been duly authorized and empowered to do so.

                         [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed and delivered, or caused their duly authorized representative(s) to execute and deliver, this Sublease as of the date written above.

SUBLANDLORD:                        SMITHS INDUSTRIES AEROSPACE & DEFENSE
                                    SYSTEMS, INC., a Delaware corporation

                                    By: _________________________________
                                    Name: _______________________________
                                    Title: ______________________________


SUBTENANT:                          AMERICAN TECHNOLOGY CORPORATION, a Delaware
                                    corporation


                                    By: /s/ TERRY CONRAD
                                       ----------------------------------
                                    Name:   Terry Conrad
                                         --------------------------------
                                    Title:  President
                                          -------------------------------

                                   Schedule 1

                  SCHEDULE OF SUBLANDLORD RETAINED OBLIGATIONS

The following obligations and liabilities (collectively, "obligations") of Tenant under the Master Lease shall remain obligations of Sublandlord and are not assumed, or to be paid or performed, by Subtenant:

------------------------------------------------------------------------------------------------------
       (S) of Master Lease          Retained Obligation
------------------------------------------------------------------------------------------------------
              3.1                   Payment of Base Rent to Landlord
------------------------------------------------------------------------------------------------------
              3.2                   All of Tenant's obligations under this provision
------------------------------------------------------------------------------------------------------
              3.3                   All of Tenant's obligations under this provision
------------------------------------------------------------------------------------------------------
              3.4                   Any obligation of Tenant related to its own Personal Property
------------------------------------------------------------------------------------------------------
              3.6                   All of Tenant's obligations under this provision
------------------------------------------------------------------------------------------------------
              3.7                   All of Tenant's obligations under this provision
------------------------------------------------------------------------------------------------------
              5.3                   Any obligation of Tenant related to the removal of its own alterations from the Premises
------------------------------------------------------------------------------------------------------
               6                    Any obligation of Tenant related to repairing and maintaining the
                                    Premises, Building and its systems outside of the Premises and the grounds and paved areas adjacent to the Building, except for any repair or maintenance with respect to the Premises or Building and systems outside of the Premises caused by the negligence, act or omission of Subtenant, its employees, agents, contractors, subtenants, licensees or invitees shall be made by Sublandlord at
                                    Subtenants sole cost and expense, which amounts shall be
                                    payable by Subtenant as additional Rent within 10 days after demand therefor. Subtenant shall promptly notify Landlord
                                    of the need for any such repair or maintenance.
------------------------------------------------------------------------------------------------------
               27                   Any obligation or right of Tenant to exercise the Renewal
                                    provisions.
------------------------------------------------------------------------------------------------------
               29                   Any obligation or right of Tenant to participate in the Right of
                                    First Negotiation.
------------------------------------------------------------------------------------------------------

                                   Schedule 2

             SCHEDULE OF INCORPORATED PROVISIONS OF THE MASTER LEASE

-----------------------------------------------------------------------------------------------------
         (S) of Master Lease          Limitation or Modification
-----------------------------------------------------------------------------------------------------
                3.5                   None
-----------------------------------------------------------------------------------------------------
                3.7                   Rent shall be payable to Sublandlord at the Master Premises
-----------------------------------------------------------------------------------------------------
                3.8                   None
-----------------------------------------------------------------------------------------------------
                 4                    Subtenant's use of the Premises shall be limited as set forth in Section 9 of the Sublease
-----------------------------------------------------------------------------------------------------
                 5                    Sublandlord shall not require Subtenant's removal ofany of
                                      Alterations installed by Sublandlord.
-----------------------------------------------------------------------------------------------------
                 7                    None
-----------------------------------------------------------------------------------------------------
                8.2                   None
-----------------------------------------------------------------------------------------------------
                 9                    Sublandlord's consent to any assignment or subletting may be withheld in its sole and absolute discretion.
-----------------------------------------------------------------------------------------------------
                 10                   The term "Landlord" under Article 10 of the Master Lease shall expressly refer to both the Landlord under the Master Lease and Sublandlord.
-----------------------------------------------------------------------------------------------------
                 11                   Sublandlord's exercise of any right of termination under
                                      Article 11 of the Master Lease shall be in its sole discretion.
                                      Subtenant shall not have any right to terminate for damage or destruction unless Sublandlord also has a right to terminate.
-----------------------------------------------------------------------------------------------------
                 12                   Sublandlord's exercise of any right of termination under
                                      Article 12 of the Master Lease shall be in its sole discretion.
                                      Subtenant shall not have any right to terminate for
                                      condemnation unless Sublandlord also has a right to terminate.
-----------------------------------------------------------------------------------------------------
                 13                   In the event of any inconsistency between Section 13.1 of the
                                      Master Lease and the definition of Default under the Sublease, the provisions of the Sublease shall control.
-----------------------------------------------------------------------------------------------------
                 14                   None
-----------------------------------------------------------------------------------------------------
                 15                   None
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
         (S) of Master Lease          Limitation or Modification
-----------------------------------------------------------------------------------------------------
                 16                   Excluding Section 16.5 and any other provision obligating
                                      Sublandlord to deliver a non-disturbance agreement to Subtenant.
-----------------------------------------------------------------------------------------------------
                 17                   None
-----------------------------------------------------------------------------------------------------
                 18                   None
-----------------------------------------------------------------------------------------------------
                 19                   None
-----------------------------------------------------------------------------------------------------
                 20                   None
-----------------------------------------------------------------------------------------------------
                 21                   None
-----------------------------------------------------------------------------------------------------
                 22                   None
-----------------------------------------------------------------------------------------------------
                 23                   None
-----------------------------------------------------------------------------------------------------
                 24                   Subtenant shall be obligated to deliver an Estoppel Certificate within ten (10) days of request.
-----------------------------------------------------------------------------------------------------
                 25                   None
-----------------------------------------------------------------------------------------------------
                28.7                  In addition to Lender, Subtenant agrees to modify the Sublease as may be required by Landlord.
-----------------------------------------------------------------------------------------------------
                28.8                  None
-----------------------------------------------------------------------------------------------------
                28.9                  None
-----------------------------------------------------------------------------------------------------
               28.11                  None
-----------------------------------------------------------------------------------------------------

                                    Exhibit A

                                 MASTER PREMISES

All those plots, pieces and parcels of land situate, lying or being in the City of San Diego, County of San Diego, State of California more particularly described as follows:

     PARCELS 1 AND 2 OF PARCEL MAP NO. 14228, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, MARCH 24, 1986 AS FILE PAGE NO. 85-111959 OF OFFICIAL RECORDS

TOGETHER WITH all rights, easements and appurtenances thereunto belonging or pertaining, including all improvements and fixtures, furniture and equipment located thereon, and commonly known as 13112 Evening Creek Drive South, San Diego, California 92128

                                    Exhibit B


                                    PREMISES

                                    Exhibit C


                            SUBLANDLORD IMPROVEMENTS

                                      NONE

                                    Exhibit D


                             SUBTENANT IMPROVEMENTS

                                  SEE ATTACHED

                                    Exhibit E


                              MAINTENANCE SCHEDULE

                                  SEE ATTACHED